FEDERAL
IDENTIFICATION
NO.  04-2442959


The Commonwealth Of Massachusetts
William Francis Galvin
Secretary of the Commonwealth
One Ashburton Place, Boston, Massachusetts 02108-1512

RESTATED ARTICLES OF ORGANIZATION
(General Laws, Chapter 156B, Section 74)



We, JOSEPH F.KRUY, *President

and ARTHUR L. ZISKEND,/*Assistant Clerk,

of CAMBEX CORPORATION,
(Exact name of corporation)

located at    360 SECOND AVENUE, WALTHAM, MA 02451,
           (Street address of corporation Massachusetts)

do hereby certify that the following Restatement of the Articles of Organization was duly adopted on July 10, 2000 by consent of the directors.

______________________   shares of _________________________of
__________________ shares outstanding,
(type, class & series, if any)

______________________   shares of _________________________of
__________________ shares outstanding, and
(type, class & series, if any)

______________________   shares of __________________________of
__________________ shares outstanding,
(type, class & series, if any)

**being at least a majority of each type, class or series outstanding and entitled to vote thereon: /** being at least two-thirds of each type, class or series outstanding and entitled to vote thereon and of each type, class or series of stock whose rights are adversely affected thereby:




                              ARTICLE I
                  The name of the corporation is:
                        CAMBEX CORPORATION

                              ARTICLE II
The purpose of the corporation is to engage in the following business activity(ies):
SEE CONTINUATION PAGE 2A ATTACHED HERETO



*Delete the inapplicable words.                   **Delete the inapplicable
clause.
Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.




                               ARTICLE III
State the total number of shares and par value, if any, of each class of stock which the corporation is authorized to issue:
WITHOUT PAR VALUE                           WITH PAR VALUE
TYPE       NUMBER OF                      TYPE     NUMBER OF     PAR VALUE
            SHARES
Common:                                  Common:   25000000         $.10

Preferred:                            Preferred:    3000000         $1.00









                                ARTICLE IV
If more than one class of stock is authorized, state a distinguishing designation for each class.Prior to the issuance of any shares of a class, if shares of another class are outstanding, the corporation must provide a description of the preferences, voting powers, qualifications, and special or relative rights or privileges of that class and of each class of which shares are outstanding and of each series then established within any class.

SEE CONTINUATION PAGES 4A, 4B AND 6C ATTACHED HERETO


                              ARTICLE V
The restrictions, if any, imposed by the Articles of Organization upon the transfer of shares of stock of any class are:

NONE



                            ARTICLE VI
**Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:


SEE CONTINUATION PAGES 6A, 6B AND 6C ATTACHED HERETO




**If there are no provisions state "None".
Note: The preceding six (6) articles are considered to be permanent and may only be changed by filing appropriate Articles of Amendment.


                               ARTICLE VII
The effective date of the restated Articles of Organization of the Corporation shall be the date
Approved and filed by the Secretary of the Commonwealth. If a later date is desired, specify such date which shall not be more than thirty days after the date of filing.

                               ARTICLE VIII
The information contained in Article VIII is not a permanent part of the Articles of Organization.

a.	The street address (post office boxes are not acceptable) of the principal office of the corporation in Massachusetts is:
360 Second Avenue, Waltham, MA 02451

b.	The name, residential address and post office address of each director and officer of the corporation is as follows:

See Continuation Page 8A Attached Hereto

c.	The fiscal (i.e. tax year) of the corporation shall end on the last day of the month of: 12/31
d.	The name and address of the resident agent, if any, of the corporation is: N/A

**We further certify that the foregoing Restated Articles of Organization affects no amendments to the Articles of Organization of the corporation as heretofore amended, except amendments to the following articles. Briefly describe amendments below:
None

SIGNED UNDER THE PENALTIES OF PERJURY, this 10th day of
July, 2000,
/s/ Joseph F. Kruy, President

/s/ Arthur L. Ziskend, Assistant Clerk





PAGE 2A

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article II (Continued)

Purpose:

1.	To engage in the design, development, manufacture and sale
of equipment, devices, components and other products used in connection with the storage and processing of information on digital data processing and control systems; to engage in research concerning such systems and equipment, devices, components and other products relating thereto; to design, develop, manufacture and sell, and to engage in research concerning other products; to supply services to others and consult with respect to the foregoing; to carry on such businesses by itself or under arrangements with others, directly or through subsidiaries or otherwise.

	2.	To carry on any manufacturing, mercantile, selling,
management, service or other business, operation or activity which may be lawfully carried on by a corporation organized under the Business
Corporation Law of the Commonwealth of Massachusetts, whether or not related to those referred to in the foregoing paragraph.

	3.	To carry on any business, operation or activity through a
wholly or partly owned subsidiary.

	4.	To carry on any business, operation or activity referred to in the foregoing paragraphs to the same extent as might an individual, whether as principal, agent, contractor or otherwise, and either alone or in conjunction or a joint venture or other arrangement with any corporation, association, trust, firm or individual.

	5.	To have as additional purposes all powers granted to
corporations by the laws of The Commonwealth of Massachusetts, provided that no such purpose shall include any activity inconsistent with the Business Corporation Law or the general laws of said Commonwealth.


PAGE 4A

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article IV (Continued)

PROVISIONS RELATING TO CAPITAL STOCK


	1.	The authorized capital stock of this corporation shall consist of
25,000,000 shares of Common Stock, $.10 par value per share and 3,000,000 shares of Series Preferred Stock, $1.00 par value per share. The shares of Series Preferred Stock may be issued from time to time in one or more series.
To the extent not inconsistent with the other provisions of this Article 4, the Board of Directors is authorized to establish and designate the different series, and to fix and determine the variations in the relative rights and preferences among the different series, provided that all shares of Series Preferred Stock shall be identical except for variations so fixed and determined among the different series to the extent permitted by Massachusetts General Laws, Chapter 156B, Section 26 and any successor to that Section.

	2.	The preferences, voting powers, qualifications, special or
relative rights or privileges of the Common Stock and the Series Preferred Stock are as follows:

		(a)	Liquidation Preference.  Upon any liquidation,
dissolution or winding up of this Corporation, whether voluntary or involuntary, and after provision for the payment of creditors, the holders of each series of Series Preferred Stock shall be entitled, before any distribution or payment is made upon any shares of Common Stock, to be paid the amount fixed by the Board of Directors in establishing such series plus
(except as otherwise provided for any series of Series Preferred stock) an amount equal to dividends accrued to the date of payment, and to no further payment. Except as otherwise fixed by the Board of Directors in establishing any series of Series Preferred Stock, in the event that the assets of this Corporation available for distribution to holders of Series Preferred Stock shall be insufficient to permit payment to such holders of such amounts, all the assets of the Corporation then remaining shall be distributed among the series of Series Preferred Stock ratably on the basis of the relative aggregate liquidation preferences of each series and, within each such series, ratably among the holders of the shares of such series. The aggregate amount of payments to be made to holders of Series Preferred Stock upon any liquidation, dissolution or winding up of this Corporation may be fixed by the Board of Directors in establishing any series at any amount and by any method up to the full amount legally available for distribution to stockholders. After payment in full has been made to all holders of Series Preferred Stock, the remaining assets of this Corporation may be distributed to the holders of Common Stock. The holders of any series of Preferred
Stock shall be entitled to participate in any such distribution to holders of Common Stock to the extent, if any, fixed for such series by the Board of Directors in establishing such series.




PAGE 4B

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article IV (Continued)

PROVISIONS RELATING TO CAPITAL STOCK


Except as otherwise fixed by the Board of Directors in establishing any series of Series Preferred Stock, neither the purchase or redemption by this Corporation of shares of any class or series of its capital stock in any manner permitted by the Articles of Organization, nor the merger or consolidation of this Corporation with or into any other corporation or corporations, nor the sale or transfer by this Corporation of all or any part of its assets, shall be deemed to be liquidation; dissolution or winding up of this Corporation for the purposes of this Article 4.

	(b)	Dividend Preference.  Holders of Series Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the purpose, dividends at such annual rate or rates, and no more, as are fixed for each series of Series Preferred Stock by the Board of Directors in establishing such series, payable in cash or in property or in shares of any series of Series Preferred Stock, or in shares of Common Stock, or in any combination thereof. Holders of Series Preferred
Stock may receive in the aggregate dividends equal to the full amount of funds legally available for the payment of dividends. Except as otherwise provided for any series of Series Preferred Stock by the Board of Directors in establishing such series, until all accrued dividends, if any, on all shares of Series Preferred Stock shall have been declared and set apart for payment, no dividend or distribution shall be made to holders of Common Stock, other than a dividend payable in Common Stock of this Corporation, nor shall any shares of Common Stock be repurchased, redeemed or otherwise retired. The holders of any series of Series Preferred Stock shall be entitled to participate in any dividend or distribution to holders of Common Stock to the extent, if any, provided for such series by the Board of Directors in establishing such series.

	(c)	Voting Powers and Qualifications.  Each share of Common
Stock shall entitle the holder thereof to one vote on all matters presented to the stockholders. The holders of each series of Series Preferred Stock shall be entitled to vote separately as a class, or in combination with the holders of any other series or Common Stock (or both) as a single class, to the extent (if any), and in regard to such matters and transactions (if any), as the Board of Directors may fix in establishing any such series or as may otherwise be
required by law.   Matters and transactions as to which the Board of
Directors, in establishing any series, may fix a separate class vote of holders of Series Preferred Stock or any series thereof may include, without limitation, the election of a specified number or percentage of the directors, changes in this Corporation's authorized capital stock, amendments, to this Corporation's Articles of Organization or



PAGE 4C

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article IV (Continued)

PROVISIONS RELATING TO CAPITAL STOCK


By-laws, mergers, a sale of substantially all of the assets of this Corporation and dissolution of this Corporation. The Board of Directors may fix in establishing any series of Series Preferred Stock the percentage of votes required to approve any matter or transaction requiring a separate vote of the Series Preferred Stock or any series thereof. As to matters and transactions as to which any series of Series Preferred Stock is entitled to vote in combination with holders of Common Stock as a single class, the Board of Directors, in establishing any such series, may specify that the voting power of each share of such series may be greater or less than the voting power of each share of Common Stock, provided that Series Preferred Stock shall have no more than ten votes per share, or such greater number as is equivalent to the number of shares of Common Stock into which such shares of Series
Preferred Stock are convertible.

	(d)	Additional Special or Relative Rights or Privileges.  Holders
of any series of Series Preferred Stock shall enjoy such additional special or relative rights or privileges vis-a-vis the holders of Common Stock as the Board of Directors (subject to the limitations imposed by this Article 4) may fix in establishing such series, including, without limitation, rights of redemption, sinking or purchase fund provisions and conversion rights.


PAGE 6A

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article VI (Continued)

OTHER LAWFUL PROVISIONS:


	(a) 	The directors may make, amend or repeal the by-laws in
whole or in part, except with respect to any provision thereof which by law or the by-laws requires action by the stockholders.

	(b)	Meetings of the stockholders may be held anywhere in the
United States.

	(c)	No stockholder shall have any right to examine any property
or any books, accounts or other writings of the corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the corporation shall be prima facie evidence that such examination would be adverse to the interests of the corporation. Every such examination shall be subject to such reasonable regulations as the directors may establish in regard thereto.

	(d)	The directors may specify the manner in which the accounts of the corporation shall be kept and may determine what constitutes net earnings, profits and surplus, what amounts, if any, shall be reserved for any corporate purpose, and what amounts, if any, shall be declared as dividends. Unless the board of directors otherwise specifies, the excess of the consideration for any share of its capital stock with par value issued by it over such par value shall be paid-in surplus. The board of directors may allocate to capital stock less than all of the consideration for any share of its capital stock without par value issued by it, in which case the balance of such consideration shall be paid-in surplus. All surplus shall be available for any corporate purpose, including the payment of dividends.

	(e)	The purchase or other acquisition or retention by the
corporation of shares of its own capital shall not be deemed a reduction of its capital stock. Upon any reduction of capital or capital stock, no stockholder shall have any right to demand any distribution from the corporation, except as and to the extent that the stockholders shall so have provided at the time of authorizing such reduction.

	(f)	Each director and officer of the corporation shall, in the
performance of his duties, be fully protected in relying in good faith upon the books of account of the corporation, reports made to the corporation by any of its officers or employees or by counsel, accountants, appraisers or other experts or consultants selected with reasonable care by the directors, or upon other records of the corporation.


PAGE 6B

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article VI (Continued)

OTHER LAWFUL PROVISIONS:


	(g)	The directors shall have the power to fix from time to time
their compensation. No person shall be disqualified from holding any office by reason of any interest. In the absence of fraud, any director, officer or stockholder of this corporation individually, or any individual having any interest in any concern which is a stockholder of this corporation, or any concern in which any such directors, officers, stockholders or individuals have any interest, may be a party to, or may be pecuniarily or otherwise interested in, any contract, transaction or other act of this corporation, and

(1)	such contract, transactions or act shall not be in any way
invalidated or otherwise affected by that fact;

(2)	no such director, officer, stockholder or individual shall be liable to account to this corporation for any profit or benefit realized through any such contract transaction or act; and

(3)	any such director of this corporation may be counted in
determining the existence of a quorum at any meeting of the directors or of any committee thereof which shall authorize any such contract, transaction or act, and may vote to authorize the same;

provided, however, that any contract, transaction or act in which any director or officer of this corporation is so interested individually or as a director, officer, trustee or member of any concern which is not a subsidiary or affiliate of this corporation, or in which any directors or officers are so interested as holders, collectively, of a majority of shares of capital stock or other beneficial interest at the time outstanding in any concern which is not a subsidiary or affiliate of this corporation, shall be duly authorized or ratified by a majority of the directors who are not so interested and to whom the nature of such interest has been disclosed;

the term "interest" including personal interest and interest as a director, officer, stockholder, shareholder, trustee, member of beneficiary of any concern;

	the term "concern" meaning any corporation, association, trust, partnership, firm
	person or other entity other than this corporation; and

the phrase "subsidiary or affiliate" meaning a concern in which a majority of the directors, trustees, partners or controlling persons are elected or appointed by the directors of this corporation, or are constituted of the directors or officers of this corporation.


PAGE 6C

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article VI (Continued)

OTHER LAWFUL PROVISIONS:

To the extent permitted by law, the authorizing or ratifying vote of a majority in interest of each class of the capital stock of this corporation outstanding and entitled to vote fore directors at an annual meeting or a special meeting duly called for the purpose (whether such vote is passed before or after judgment rendered in a suit with respect to such contract, transaction or act) shall validate any contract, transaction or act of this corporation, or of the board of directors or any committee thereof, with regard to all stockholders of this corporation, whether or not of record at the time of such vote, and with regard to all creditors and other claimants under this corporation;

	provided, however, that with respect to the authorization or ratification of contracts, transactions or acts in which any of the directors, officers, or stockholders of this corporation have an interest, the nature of such contracts, transactions or acts and the interest of any director, officer or stockholder therein shall be summarized in the notices of any such annual or special meeting, or in a statement or letter accompanying such notice, and shall be fully disclosed at any such meeting;

	provided, also, that stockholders so interested may vote at any such meeting; and

	provided, further, that any failure of the stockholders to authorize or ratify such contract, transaction or act shall not be deemed in any way to invalidate the same officers or employees of its or their right to proceed with such contract, transaction or act.

No contract, transaction or act shall be avoided by reason of any provision of this paragraph (g) which would be valid but for those provisions.

	(h)	No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article 6(h) shall not eliminate the liability of a director to the extent that such liability is provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 61 or Section 62 (or successor provision) of the Business Corporation Law of the Commonwealth of Massachusetts, or (iv) for any transaction from which the director derived an improper personal benefit.
The foregoing provisions of this Article 6(h) shall not eliminate the liability of a director for any act or omission occurring prior to the date on which this Article 6(h) becomes effective. No amendment to or repeal of this Article 6(h) shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.


 PAGE 8A

CAMBEX CORPORATION

RESTATED ARTICLES OF ORGANIZATION (Continued)

Article VI (Continued)

OFFICERS AND DIRECTORS:


			Name			Residential  Address
	P.O. Address


President		Joseph Kruy		21 Driftwood Lane
	Same
Weston, MA  02493

Treasurer		Peter Kruy		3 Crown Point Road
	Same
Sudbury, MA  01776

Clerk			John Beard		194 Glezen Lane
	Same
						Wayland, MA  01778


Assistant Clerk	Arthur L. Ziskend	116 Wayne Road
	Same
						Newton, MA  02459

Directors		Joseph Kruy		21 Driftwood Lane
	Same
Weston, MA  02493

			C. V. Ramamoorthy	558 Blackhawk Club Dr.
	Same
Danville, CA  94506

			Philip C. Hankins	1801 Lavaca Street, #14J
	Same
Austin, TX  87801

			Robert J. Spain	170 Pine Ridge Road
	Same
Newton, MA  02468